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                                                                   EXHIBIT 10.15


                 AMENDMENT NO. 3 TO ACCUMED INTERNATIONAL, INC.
                             1995 STOCK OPTION PLAN


        AMENDMENT NO. 3 dated March 16, 1998 (this "Amendment") to the AccuMed International, Inc. (formerly "Alamar Biosciences, Inc.," the "Company") 1995 Stock Option Plan as amended by Amendment No.
1 dated July 12, 1996 and Amendment No. 2 dated February 20, 1997
(the "Plan").

        WHEREAS, the Plan currently provides for the grant of options to purchase up to an aggregate of 1,268,332 shares of the Company's common stock, par value of $.01 per share (the "Common Stock");

        WHEREAS, on March 16, 1998, the Compensation Committee of the Board of Directors adopted resolutions amending the Plan to decrease the number of shares available under the Plan by 128,332 shares; thereby providing for the grant of options to purchase an aggregate of 1,140,000 shares of the Common Stock;

        NOW, THEREFORE, in accordance with Section 11 of the Plan, the Plan is hereby amended as follows:

        1. Section 4 of the Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

               Section 4. Shares Available. Subject to adjustment as provided in
               Section 16 of this Plan, 1,140,000 shares of the common stock, par value of $.01 per share, of the Company (the "Common Stock"), shall be available for grants of options under this Plan. To the extent an outstanding option expires or terminates unexercised or is canceled or forfeited, the shares of Common Stock subject to the expired, unexercised, canceled or forfeited portion of such option shall again be available for grants of options under this Plan. Shares of Common Stock to be delivered under this Plan shall be authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        All other provisions of the Plan shall remain in full force and effect.